UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive
Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a press release dated April 13, 2007, Biomet, Inc. (“Biomet”) announced that a NASDAQ Listing Qualifications Panel (the “Panel”) has granted Biomet’s request for continued listing on the NASDAQ Global Select Market, notwithstanding Biomet’s inability to timely file its Form 10-Q for the quarter ended November 30, 2006.  Biomet’s continued listing is subject to certain conditions, including that Biomet must become current in its delinquent periodic reports and file any required restatements of historical financial statements by May 29, 2007.  While Biomet intends to comply with the requirements of the extension, there can be no guarantee that Biomet will be able to complete these filings prior to the May 29, 2007 deadline or otherwise comply with the conditions of the extension.  In the event Biomet does not fully comply with the terms of the Panel’s exception and is unable to obtain a further extension of time, Biomet’s securities may be delisted from The NASDAQ Stock Market.

Biomet also announced on April 13, 2007 that it received an additional notice of non-compliance from The NASDAQ Stock Market, pursuant to Marketplace Rule 4310(c)(14) due to the previously announced delay in filing its Form 10-Q for the quarter ended February 28, 2007.  In the letter Biomet has been invited to make an additional submission to the Panel addressing its plans for making this filing, and Biomet intends to make the requested submission and request a further extension of time to make the filing.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release Dated April 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

By:	/s/ Bradley J. Tandy
Bradley J. Tandy
	Its:	Senior Vice President, Acting General Counsel and Secretary

Date: April 16, 2007